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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of The Great Atlantic & Pacific Tea Co., Inc. on Form S-4 of our report dated April 24, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Co., Inc. for the year ended February 22, 1997 and to the reference to us under the heading "Independent Accountants" in the Prospectus, which is part of this Registration Statement.

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
                                                         /s/ DELOITTE & TOUCHE LLP
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                                                           Deloitte & Touche LLP
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Parsippany, New Jersey
May 20, 1997